Exhibit 99.1

DCP MIDSTREAM PARTNERS ANNOUNCES 2016 FINANCIAL PLAN AND BUSINESS OUTLOOK

DENVER, February 4, 2016 (GLOBE NEWSWIRE) - DCP Midstream Partners, LP (NYSE: DPM) today announced its 2016 financial plan and business outlook.

DCP Midstream Partners, LP
($Millions, except per unit and ratio amounts)	2016 Target
Adjusted EBITDA(1) target range	$565-595
Distributable cash flow(1) target range	$465-495
Annual distribution target	$3.12/unit
Distribution coverage ratio	~1.0x
Growth capital expenditures range	$75-150
Maintenance capital expenditures range	$30-45

(1)
Denotes a financial measure not presented in accordance with U.S. generally accepted accounting principles, or GAAP. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measures under “Reconciliation of Non-GAAP Financial Measures” below.

Key 2016e assumptions:

•	Distribution held flat to 2015 at $3.12/unit annualized, resulting in approximately 1.0 times coverage ratio

•	Bank facility debt-to-EBITDA ratio <4.0 times

•	No public debt or equity offerings required in 2016

•	Fee-based margins increasing to 75 percent in 2016 from 60 percent in 2015

•	Fee-based growth largely offsetting roll-off of hedges after Q1 2016

•	Total capital forecast of ~$105-195 million with minimal committed growth capital

•	Overall volumes down slightly to 2015, with volume growth in DJ basin and at Discovery offset by declines in the Eagle Ford and other lower margin areas

•	Slight volume growth in total NGL pipeline throughput driven by growth on Sand Hills, Southern Hills and Front Range NGL pipelines

•	2016 annual commodity prices and sensitivities:

	Assumption	Price Change	Includes hedges (Millions)
NGLs ($/Gal)	$0.42	+/- $0.01	~$1.0
Natural Gas ($/Mmbtu)	$2.50	+/- $0.10	~$1.0
Crude Oil ($/Bbl)	$45	+/- $1.00	~ neutral
Wouter van Kempen, chairman and CEO of DCP Midstream Partners, will deliver remarks regarding the Partnership’s 2016 financial plan and business outlook during Spectra Energy Corp's analyst/investor meeting today. The presentation is scheduled to begin at 8:30 a.m. ET and will be webcast via the Investors section of the Spectra Energy website. Interested parties can also call into the discussion by dialing (888) 252-3715 in the United States or (706) 634-8942 internationally. The conference ID is 7888893 or "Spectra Energy 2016 Plan." A replay of the call will be available until 5 p.m. ET, May 3, 2016, by dialing (800) 585-8367, and using the above conference ID. The international replay number is (404) 537-3406. A replay and transcript also will be available via the Investors sections of the Spectra Energy website at www.spectraenergy.com. The presentation slides and transcript in PDF format will also be available by accessing the Investors section of the DCP Midstream Partners website at www.dcppartners.com.

MEDIA RELATIONS:	Sarah Rasmussen
Phone:	303-446-4170
INVESTOR RELATIONS:	Andrea Attel
Phone:	303-605-1741

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the following non-GAAP financial measures: distributable cash flow and adjusted EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. The Partnership's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by us may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.

We define distributable cash flow as net cash provided by or used in operating activities, less maintenance capital expenditures, net of reimbursable projects, plus or minus adjustments for non-cash mark-to-market of derivative instruments, proceeds from divestiture of assets, net income attributable to noncontrolling interests net of depreciation and income tax, net changes in operating assets and liabilities, and other adjustments to reconcile net cash provided by or used in operating activities. Historical distributable cash flow is calculated excluding the impact of retrospective adjustments related to any acquisitions presented under the pooling method. Maintenance capital expenditures are cash expenditures made to maintain the Partnership's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Maintenance capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. Distributable cash flow is used as a supplemental liquidity and performance measure by the Partnership's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess the Partnership's ability to make cash distributions to its unitholders and its general partner.

We define adjusted EBITDA as net income or loss attributable to partners less interest income, noncontrolling interest in depreciation and income tax expense, non-cash commodity derivative gains, plus interest expense, income tax expense, depreciation and amortization expense, non-cash commodity derivative losses, and certain other non-cash charges. The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices. We define adjusted segment EBITDA for each segment as segment net income or loss attributable to partners plus or minus adjustments for non-cash mark-to-market of commodity derivative instruments for that segment, plus depreciation and amortization expense, and certain other non-cash charges for that segment, adjusted for any noncontrolling interest portion of depreciation, amortization and income tax expense for that segment. The Partnership's adjusted EBITDA equals the sum of the adjusted segment EBITDA reported for each of its segments, plus general and administrative expense.

Adjusted EBITDA is used as a supplemental liquidity and performance measure by the Partnership's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:

•	financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis;

•	the Partnership's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;

•	viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;

•	performance of the Partnership's business excluding non-cash commodity derivative gains or losses; and

•
in the case of Adjusted EBITDA, the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and general partner, and finance maintenance capital expenditures.

ABOUT DCP MIDSTREAM PARTNERS, LP

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and recovering and selling condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LP, which in turn is managed by its general partner, DCP Midstream GP, LLC, which is 100 percent owned by DCP Midstream, LLC, a joint venture between Phillips 66 and Spectra Energy Corp. For more information, visit the DCP Midstream Partners, LP website at www.dcppartners.com.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This press release contains or incorporates by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream Partners, LP, including its 2016 financial plan and outlook, its underlying assumptions, projections, estimates, forecasts, plans and objectives. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “could,” “should,” “intend,” “assume,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast,” "outlook," "target" and other similar words.

All statements that are not statements of historical facts, including, but not limited to, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond the Partnership's control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership's actual results may vary materially from what management anticipated, estimated, projected or expected. Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership's annual and quarterly reports.

The key risk factors that may have a direct bearing on the Partnership's results of operations and financial condition are described in detail in the “Risk Factors” section of the Partnership's most recent Annual Report on Form 10-K and quarterly reports subsequently filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov and the Partnership’s website at www.dcppartners.com. Information contained in this press release is unaudited, and is subject to change. Known risks and uncertainties include, among others, the following:

•
the extent of changes in commodity prices and the demand for our products and services, our ability to effectively limit a portion of the adverse impact of potential changes in commodity prices through derivative financial instruments, and the potential impact of price and of producers’ access to capital on natural gas drilling, demand for our services, and the volume of NGLs and condensate extracted;

•	the demand for crude oil, residue gas and NGL products;

•
the level and success of drilling and quality of production volumes around our assets and our ability to connect supplies to our gathering and processing systems, as well as our residue gas and NGL infrastructure;

•
our ability to access the debt and equity markets and the resulting cost of capital, which will depend on general market conditions, our financial and operating results, inflation rates, interest rates, our ability to comply with the covenants in our loan agreements and the indentures governing our debt securities, as well as our ability to maintain our credit ratings;

•	volatility in the price of our common units;

•	our ability to hire, train, and retain qualified personnel and key management to execute our business strategy;

•	general economic, market and business conditions;

•	our ability to execute our risk management programs to continue the safe and reliable operation of our assets;

•
new, additions to and changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment, including, but not limited to, climate change legislation, regulation of over-the-counter derivatives market and entities, and hydraulic fracturing regulations, or the increased regulation of our industry, and their impact on producers and customers served by our systems;

•	the creditworthiness of our customers and the counterparties to our transactions;

•	our ability to grow through organic growth projects, contributions from affiliates, or acquisitions, and the successful integration and future performance of such assets;

•
our ability to construct and start up facilities on budget and in a timely fashion, which is partially dependent on obtaining required construction, environmental and other permits issued by federal, state and municipal governments, or agencies thereof, the availability of specialized contractors and laborers, and the price of and demand for materials;

•	the amount of collateral we may be required to post from time to time in our transactions;

•
weather, weather-related conditions and other natural phenomena, including, but not limited to, their potential impact on demand for the commodities we sell and the operation of company-owned and third party-owned infrastructure;

•	security threats such as military campaigns, terrorist attacks, and cybersecurity breaches, against, or otherwise impacting, our facilities and systems;

•	our ability to purchase propane from our suppliers and make associated profitable sales transactions for our wholesale propane logistics business;

•	our ability to obtain insurance on commercially reasonable terms, if at all, as well as the adequacy of insurance to cover our losses;

•
the amount of gas we gather, compress, treat, process, transport, store and sell, or the NGLs we produce, fractionate, transport, store and sell, may be reduced if the pipelines and storage and fractionation facilities to which we deliver the natural gas or NGLs are capacity constrained and cannot, or will not, accept the gas or NGLs; and

•	industry changes, including the impact of bankruptcies, consolidations, alternative energy sources, technological advances and changes in competition.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. The forward-looking statements contained herein speak as of the date of this announcement. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DCP MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
	December 31, 2016
	Low	High
	Forecast	Forecast
	(Millions)

Reconciliation of Non-GAAP Measures:
Forecasted net income attributable to partners	$265	$295
Interest expense, net of interest income	98	98
Income taxes	2	2
Depreciation and amortization, net of noncontrolling interests	130	130
Non-cash commodity derivative mark-to-market	70	70
Forecasted adjusted EBITDA	565	595
Interest expense, net of interest income	(98)	(98)
Maintenance capital expenditures, net of reimbursable projects	(30)	(45)
Distributions from unconsolidated affiliates, net of earnings	30	45
Income taxes and other	(2)	(2)
Forecasted distributable cash flow	$465	$495